Exhibit 99.1

ARES COMMERCIAL REAL ESTATE CORPORATION ANNOUNCES
PRICING OF PUBLIC OFFERING

Chicago, IL—June 21, 2013—Ares Commercial Real Estate Corporation (NYSE: ACRE) (the “Company”) announced that it has priced a public offering of 18,000,000 shares of its common stock at a public offering price of $13.50 per share, raising gross proceeds of approximately $243,000,000.  The closing of the transaction is subject to customary closing conditions and the shares are expected to be delivered on June 26, 2013.  In connection with the offering, the Company has also granted the underwriters an option to purchase up to an additional 2,700,000 shares of common stock.  The offering of the shares is being made under the Company’s shelf registration statement, which was filed with, and declared effective by, the Securities and Exchange Commission.

The Company intends to use the net proceeds from this offering to invest in target investments as described in the Company’s prospectus supplement, repay indebtedness, fund future funding commitments on existing loans and for other general corporate purposes. Depending upon the timing of the closing of the proposed loans in the Company’s pipeline, the closing of the acquisition of Alliant Capital and the receipt of funds from other financings, the Company may utilize a portion of the net proceeds of this offering to fund a portion of the purchase price of Alliant Capital.

Credit Suisse, Citigroup, Wells Fargo Securities, BofA Merrill Lynch and J.P. Morgan are acting as joint book-running managers for this offering. JMP Securities, Keefe, Bruyette & Woods, a Stifel Company, and RBC Capital Markets are acting as co-managers in the offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

The offering may be made only by means of a preliminary prospectus supplement and an accompanying prospectus, copies of which may be obtained from Credit Suisse Securities (USA) LLC, Attention: Credit Suisse Prospectus Department, One Madison Avenue, New York, NY 10010 (Tel: 800-221-1037) or email: newyork.prospectus@credit-suisse.com; Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY  11717 (Tel: 800-831-9146); and Wells Fargo Securities, LLC, Attn: Equity Syndicate Department, 375 Park Avenue, New York, NY  10152 (Tel: 800-326-5897) or email: cmclientsupport@wellsfargo.com.

About Ares Commercial Real Estate Corporation

Ares Commercial Real Estate Corporation is a specialty finance company that originates, invests in and manages middle-market commercial real estate loans and other commercial real estate investments. Through its national direct origination platform, Ares Commercial Real Estate Corporation provides flexible financing solutions for middle-market borrowers. Ares Commercial Real Estate Corporation intends to elect to be taxed as a real estate investment trust and is externally managed by an affiliate of Ares Management LLC, a global alternative asset manager with approximately $59 billion in committed capital under management as of March 31, 2013.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein.

CONTACT

Carl Drake

Ares Commercial Real Estate Corporation

(404) 814-5204

cdrake@aresmgmt.com